Exhibit 99.1

TIMELINE REPORTS SECOND QUARTER FISCAL 2004 LOSS OF $4,000 OR $0.00 PER SHARE; SOFTWARE LICENSE REVENUES INCREASE 74% IN FISCAL 2004 SECOND QUARTER

BELLEVUE, WA - November 13, 2003 -- Timeline, Inc. (OTC/BB: TMLN), today reported almost breakeven results for its second fiscal quarter of 2004, with strong results from core operations boosted by a 74% increase in software license revenues and a 56% increase in the contribution to revenues from its European subsidiary, Analyst Financials, Ltd. when compared to the second quarter of fiscal 2003. For the quarter ended September 30, 2003, maintenance revenues also increased 10%, contributing to a 26% increase in revenues from software operations, excluding patent license revenue, compared to the same quarter in the prior year. Patent license activity, which is sporadic, generated $150,000, or 13% of the second quarter of fiscal 2004 total revenues compared with $1.0 million, or 57% of fiscal 2003 second quarter revenues. Timeline posted a second quarter fiscal 2004 loss of $4,000, or nil on a per share basis, compared to a profit of $476,000, or $0.11 per share, in the second quarter of fiscal 2003.

For the first half of fiscal 2004, software license revenues increased 68% and maintenance revenues increased 9% generating 16% growth in revenues from software operations, excluding patent license revenue, when compared to the first half of fiscal 2003. Patent license activity contributed $150,000, or 7% of first half fiscal 2004 total revenues, compared with $1.1 million, or 39% of revenues in the first half of fiscal 2003. In the first half of fiscal 2004, the company lost $270,000, or $0.06 per share, compared to a profit of $175,000, or $0.04 per share in the first half of fiscal 2003.

"We are gradually rebuilding our core software business by recruiting and nurturing a solid network of independent resellers and strong relationships with OEM distributors, both domestically and in Europe. The global software market appears to be improving above the depressed levels we've seen in the past few years," said Charles R. Osenbaugh, President and CEO. "European revenues grew 56% in the quarter and 38% year-to-date, reflecting the growing number and improving productivity of our resellers in Britain and other parts of Europe. Last quarter marked the final amortization expense from the purchase of Analyst Financials. With that accounting item now complete, our European team is making substantial contributions to our gross margins."

Patent license fees contributed only 7% of revenues so far this year, whereas they contributed 39% of revenues in last year's first half. "We have been actively pursuing additional patent license opportunities since Final Judgment was entered in February 2003 in our favor against Microsoft," Osenbaugh said. As part of these activities, Timeline recently initiated legal action against Cognos, Inc. (Nasdaq: COGN), which had $600 million in revenues over the past 12 months and a market capitalization of $3 billion, alleging patent infringement and seeking substantial damages. "At this time, no assurances can be made regarding the outcome of this litigation."

Additional Operating Results

Total revenues decreased 38% to $1.1 million in the second quarter of fiscal 2004 from $1.8 million in the second quarter of fiscal 2003 and dropped 24% to $2.1 million from $2.7 million in the first half of fiscal 2004 compared to the same periods in fiscal 2003. Software license fees increased 74% to $450,000 and accounted for 40% of total second quarter revenues, compared to $258,000 and 14% of revenues in the second quarter of fiscal 2003. "Second quarter license fees were strong, in part because we recorded the final $99,000 installment of the license fee from Fidelity National Information Systems Inc. European sales were also strong as reseller relationships are becoming more productive. Looking forward, the December quarter is a seasonally slow period, particularly in Europe due to the holidays, and we do not expect to match the second quarter strong revenue growth in the upcoming third quarter. Beyond that we plan to bring new sales associates on board in Europe and the U.S. and we anticipate the release of a new product for one of our larger OEM partners at the end of January. These initiatives should provide a boost to fourth quarter results," Osenbaugh noted. Year-to-date software license fees increased 68% to $890,000, or 43% of total revenues, compared to $530,000, or 19% of total revenues in the first half of fiscal 2003.

Maintenance fees in the quarter grew 10% to $299,000 compared to $273,000 in the second quarter of fiscal 2003, reflecting the growing customer base. Year-to-date maintenance fees rose 9% to $591,000 compared to $544,000 in the first half a year ago. Consulting revenues dropped 7% to $240,000 in the second quarter of fiscal 2004 from $257,000 in the comparable quarter of fiscal 2003. Consulting fees in the first half of fiscal 2004 dropped 24% to $450,000 compared to $590,000 in the first half of fiscal 2003. Consulting was augmented in fiscal 2003 following the release of a product upgrade because some customers opted for additional services when the new enhancements were released.

Gross profit in the quarter was $957,000, generating a gross margin of 84%, compared to $1.7 million with a gross margin of 92% in the second quarter of fiscal 2003. Year to date gross profit was $1.7 million with a gross margin of 83%, compared to $2.4 million and 88% in the first half a year ago. Patent licenses revenues have a substantial influence on gross profits and gross margins.

Second quarter operating expenses dropped 13% to $965,000 compared to $1.1 million in the second quarter of fiscal 2003 primarily due to lower patent legal expenses. Year-to-date operating expenses dropped 6% to $2.0 million from $2.1 million in the first half of 2003. "Because top-line and expenses targets were met this quarter, our staff earned a small bonus during the second quarter, which is included in operating expenses and cost of revenues," Osenbaugh added.

Non-cash depreciation and amortization of intangibles was $16,000 in the second quarter and $117,000 year-to-date, compared to $137,000 and $276,000 in the respective periods a year ago. Including net amortization of capitalized software and patents, which impacts cost of revenues, total non-cash expenses in the second quarter were $90,000 and $265,000 in the first half of 2004 compared to $167,000 and $361,000 for the second quarter and first half of fiscal 2003, respectively. In accordance with generally accepted accounting principles, the company made changes to the classification of certain assets from its acquisition of WorkWise from goodwill to capitalized software because the WorkWise technology is now included in its flagship products. As a result, the consolidated statement of operations reflects shifts in expenses for these products to cost of goods from operating expense. In addition, as mentioned previously, the amortization for the acquisition of its European subsidiary was completed in the first quarter of fiscal 2004.

Deferred revenues for annual maintenance and for prepaid consulting and training rose 20% to $613,000 at September 30, 2003, from $608,000 at March 31, 2003.
Current assets increased to $1.0 million at September 30, 2003 from $925,000 at March 31, 2003. "The growth of deferred revenues and higher accounts receivable reflect the growth in our installed base of customers as we continue to move towards financial health," Osenbaugh said. Cash flow year-to-date was a negative $71,000, which was primarily due to increases in accounts receivable.

About Timeline
Timeline develops, markets and supports proven, Microsoft Windows-based financial management reporting software suitable for complex applications such as those found in medium to large, multinational corporations. Timeline Analyst was developed for Windows and Office and takes full advantage of Microsoft's latest operating systems. Timeline can be reached at 800-342-3365 or on the web at www.timeline.com. WorkWise Software, Inc., a subsidiary of Timeline, is the leading provider of event-based notifications, application integration and process automation systems to the mid-market. The WorkWise solutions are exclusively available through authorized OEM and Reseller Business Partners. For more information on WorkWise Software, Inc., visit its website at www.workwise.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the ability of third party partners to generate sales, acceptance of new products introduced by alliance partners, risks associated with international operations, corporate spending patterns, the company's ability to realize value from patented technology, the ability of the company to control and reduce expenses and increase working capital, and other risk factors detailed in the Company's Securities and Exchange Commission filings. Use of the words "should," "expect," "appears," and "continue" in this news release is intended to identify these forward-looking statements, although it is not the exclusive means of doing so.

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

                                                                                   As of                 As of
                                                                               September 30,           March 31,
                                                                                   2003                  2003
                                                                            --------------------  ------------------
                                 ASSETS
                                 ------
CURRENT ASSETS:
  Cash and cash equivalents                                                   $       96,485       $    167,908
  Marketable securities                                                               19,605             19,486
  Accounts receivable, net                                                           790,587            590,859
  Prepaid expenses and other                                                         137,925            147,239
                                                                            --------------------  ------------------
                  Total current assets                                             1,044,602            925,492

PROPERTY AND EQUIPMENT, net                                                           77,797            100,099

CAPITALIZED SOFTWARE, net                                                             46,205            185,524

CAPITALIZED PATENTS, net                                                             236,771            223,725

INTANGIBLE ASSETS, net                                                                    --             83,539

GOODWILL, net                                                                         70,183             70,183
                                                                            --------------------  ------------------
                  Total assets                                                $    1,475,558         $1,588,562
                                                                            ====================  ==================

         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------

CURRENT LIABILITIES:
  Accounts payable                                                             $      126,983        $     32,844
  Accrued expenses                                                                    471,988             477,056
  Deferred revenues                                                                   612,817             608,301
                                                                             -------------------   -----------------
                  Total current liabilities                                         1,211,788           1,118,201
                                                                             -------------------   -----------------

SHAREHOLDERS' EQUITY:
  Common stock, $.01 par value, 20,000,000 shares
    authorized, 4,178,498 and 4,165,998 shares issued
    and outstanding                                                                    41,785              41,660
  Additional paid-in capital                                                       10,564,347          10,465,478
  Accumulated other comprehensive loss                                                (82,960)            (47,459)
  Accumulated deficit                                                             (10,259,402)         (9,989,318)
                                                                             -------------------   -----------------
                  Total shareholders' equity                                          263,770             470,361
                                                                             -------------------   -----------------
                  Total liabilities and shareholders' equity                   $    1,475,558        $  1,588,562
                                                                             ===================   =================

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

                                                         Three Months Ended                         Six Months Ended
                                                           September 30,                             September 30,
                                                -------------------------------------     -------------------------------------
                                                     2003                 2002                 2003                 2002
                                                ----------------     ----------------     ----------------    -----------------
REVENUES:
  Software license                                $     449,596        $     258,294        $    890,119        $    529,615
  Patent license                                        150,000            1,049,000             150,000           1,074,000
  Maintenance                                           299,055              273,030             590,772             543,729
  Consulting and other                                  240,411              256,687             450,490             590,412
                                                ----------------     ----------------     ----------------    -----------------
    Total revenues                                    1,139,062            1,837,011           2,081,381           2,737,756

COST OF REVENUES:
  Software license                                       69,659               27,016             139,319              77,864
  Patent license                                          4,642                3,321               9,074               6,426
  Maintenance, consulting and
   other                                                107,967              109,944             214,836             225,233
                                                ----------------     ----------------     ----------------    -----------------
    Total cost of revenues                              182,268              140,281             363,229             309,523
                                                ----------------     ----------------     ----------------    -----------------
      Gross profit                                      956,794            1,696,589           1,718,152           2,428,233

OPERATING EXPENSE:
  Sales and marketing                                   250,903              155,332             526,184             338,742
  Research and development                              242,149              207,176             442,075             414,316
  General and administrative                            430,573              384,550             888,634             812,888
  Patents                                                25,059              228,557              44,750             300,714
  Depreciation                                           16,182               12,542              33,289              25,053
  Amortization of intangibles                                --              124,327              83,539             251,364
                                                ----------------     ----------------     ----------------    -----------------
    Total operating expenses                            964,866            1,112,484           2,018,471           2,143,077
                                                ----------------     ----------------     ----------------    -----------------
    (Loss)/income from operations                        (8,072)             584,246            (300,319)            285,156
                                                ----------------     ----------------     ----------------    -----------------

OTHER (EXPENSE) INCOME:
  Loss on sale of securities                                 --             (123,204)                 --            (129,244)
  Interest income and other                               3,964               14,918              30,235              37,898
                                                ----------------     ----------------     ----------------    -----------------
    Total other expense                                   3,964             (108,286)             30,235             (91,346)
                                                ----------------     ----------------     ----------------    -----------------
    (Loss)/income before income taxes
                                                         (4,108)             475,960            (270,084)            193,810
  Provision for income tax                                   --                   --                  --             (18,416)
                                                ================     ================     ================    =================
    Net (loss)/income                             $      (4,108)       $     475,960        $   (270,084)       $    175,394
                                                ================     ================     ================    =================

Basic net earnings (loss) per
  common share                                           $(0.00)              $ 0.12              $(0.06)             $ 0.04
                                                ================     ================     ================    =================
Diluted net earnings (loss) per
  common and common equivalent
  share                                                  $(0.00)              $ 0.11              $(0.06)             $ 0.04
                                                ================     ================     ================    =================
Shares used in calculation of basic
  earnings (loss) per share                           4,178,498            4,126,677           4,176,585           4,125,857
                                                ================     ================     ================    =================
Shares used in calculation of
  diluted earnings (loss) per share                   4,178,498            4,165,998           4,176,585           4,165,178
                                                ================     ================     ================    =================

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

                                                                                  Six Months Ended
                                                                                    September 30,
                                                                        --------------------------------------
                                                                              2003                 2002
                                                                        -----------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net cash used in operating activities                                   $   (125,332)        $    (55,150)
                                                                        -----------------    -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                           (10,613)                  --
  Capitalized patent & software development costs                              (22,120)             (25,575)
  Proceeds from sale of short-term investments                                     -                 46,861
                                                                        -----------------    -----------------
    Net cash (used in) provided by investing activities                        (32,733)              21,286
                                                                        -----------------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock warrants                                             83,994                   --
                                                                        -----------------    -----------------
    Net cash provided by financing activities                                   83,994                   --
                                                                        -----------------    -----------------

EFFECT OF FOREIGN EXCHANGE RATE                                                  2,648                3,655

NET CHANGE IN CASH AND CASH EQUIVALENTS                                        (71,423)             (30,209)

CASH AND CASH EQUIVALENTS, beginning of period                                 167,908               82,956
                                                                        -----------------    -----------------

CASH AND CASH EQUIVALENTS, end of period                                  $     96,485         $     52,747
                                                                        =================    =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:
  Cash paid for interest during year                                      $      3,803         $     11,335

Non-cash transactions:
  Unrealized loss on available for sale securities                        $        119         $         --